UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 18, 2009

Jupiter Saturn Holding Company

(Exact name of registrant as specified in its charter)

Delaware	333-161705	27-0676603
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Watson Wyatt Worldwide, Inc. 875 Third Avenue New York, NY	10022
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (212) 725-7550

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On December 18, 2009, at a special meeting of the shareholders of Watson Wyatt Worldwide, Inc., a Delaware corporation (“Watson Wyatt”), the shareholders of Watson Wyatt approved and adopted the Agreement and Plan of Merger (the “Merger Agreement”), dated June 26, 2009, as amended, by and among Watson Wyatt, Towers, Perrin, Forster & Crosby, Inc., a Pennsylvania corporation (“Towers Perrin”), Jupiter Saturn Holding Company, a newly-formed Delaware corporation, to be known as “Towers Watson & Co.” (“Towers Watson”), Jupiter Saturn Delaware Inc., a Delaware corporation and wholly-owned subsidiary of Towers Watson, and Jupiter Saturn Pennsylvania Inc., a Pennsylvania corporation and wholly-owned subsidiary of Towers Watson, pursuant to which Watson Wyatt and Towers Perrin will combine their businesses through simultaneous mergers to become wholly-owned subsidiaries of Towers Watson (the “Merger”). In addition, Watson Wyatt shareholders approved the Towers Watson & Co. 2009 Long Term Incentive Plan (the “Incentive Plan”). The affirmative vote of the holders of a majority of the shares of Watson Wyatt’s Class A common stock present and entitled to be cast on November 3, 2009, the record date for the special meeting, was required to adopt the Merger Agreement and approve the Incentive Plan.

Also on the same date, at a special meeting of the shareholders of Towers Perrin, the shareholders of Towers Perrin approved and adopted the Merger Agreement, and approved an amendment to Article VI of Towers Perrin’s Amended and Restated Bylaws, which article contains transfer and ownership restrictions on shares of Towers Perrin common stock that must be amended in order to consummate the Merger. The affirmative vote of the holders of at least two-thirds of the issued and outstanding shares of Towers Perrin common stock as of November 2, 2009, the record date for the special meeting, was required to adopt the Merger Agreement and approve the amendment to Towers Perrin’s Amended and Restated Bylaws.

The Merger remains subject to the satisfaction or waiver of certain other closing conditions as set forth in the Merger Agreement. Assuming all conditions are satisfied, the parties anticipate the Merger will become effective on January 1, 2010.

On December 18, 2009, Watson Wyatt and Towers Perrin issued a joint press release announcing the results of the shareholder votes. Such press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(c)	Exhibits. The following exhibit is filed with this report:

Exhibit No.	Description

99.1	Press release dated December 18, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JUPITER SATURN HOLDING COMPANY (Registrant)

Date: December 18, 2009	By:	/S/ WALTER W. BARDENWERPER
	Name:	Walter W. Bardenwerper
	Title:	Secretary